Exhibit 99.2

MCALEER COMPUTER ASSOCIATES, INC.

BALANCE SHEETS

(UNAUDITED)

	September 30,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,338,685	$527,420
Accounts receivable	81,872	714,479

Total current assets	1,420,557	1,241,899
PROPERTY AND EQUIPMENT, net	303,750	284,509

	$1,724,307	$1,526,408

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$159,451	$150,472
Deferred revenue	476,132	115,273

Total current liabilities	635,583	265,745

STOCKHOLDER’S EQUITY
Common stock - $10 par value; 100 shares authorized; 100 shares issued	1,000	1,000
Capital contributed in excess of par value	3,916	3,916
Retained earnings	1,083,808	1,255,747

	1,088,724	1,260,663

	$1,724,307	$1,526,408

The accompanying notes are an integral part of these financial statements.

MCALEER COMPUTER ASSOCIATES, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

(UNAUDITED)

	For the nine months ended September 30,
	2006	2005
NET SALES AND SERVICE REVENUE	$3,034,103	$2,713,613
COST OF SALES	1,639,559	1,628,171

Gross profit	1,394,544	1,085,442
OPERATING EXPENSES
Selling, general and administrative expenses	982,510	783,855
Depreciation	9,474	6,835

Total operating expenses	991,984	790,690

Operating income	402,560	294,752
OTHER INCOME
Interest income	47,074	13,861
Other	180	4,103

Total other income	47,254	17,964

Net income	449,814	312,716
RETAINED EARNINGS, BEGINNING OF PERIOD	692,897	978,384
DISTRIBUTIONS	(58,903)	(35,353)

RETAINED EARNINGS, END OF PERIOD	$1,083,808	$1,255,747

The accompanying notes are an integral part of these financial statements.

MCALEER COMPUTER ASSOCIATES, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30,
	2006	2005
OPERATING ACTIVITIES
Net income	$449,814	$312,716
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	9,474	6,835
Changes in deferred and accrued amounts
Accounts receivable	1,106,020	1,232,366
Accounts payable and accrued expenses	(25,408)	44,295
Deferred revenue	42,004	(1,122,419)

Net cash provided by operating activities	1,581,904	473,793

INVESTING ACTIVITIES
Purchases of property and equipment	(34,513)	(10,137)

FINANCING ACTIVITIES
Repayment of note payable	(299,850)	—
Stockholder distributions	(58,903)	(35,353)

Net cash used for financing activities	(358,753)	(35,353)

Net increase in cash and cash equivalents	1,188,638	428,303
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	150,047	99,117

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,338,685	$527,420

The accompanying notes are an integral part of these financial statements.

MCALEER COMPUTER ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

McAleer Computer Associates, Inc. (the “Company”), an Alabama corporation, was incorporated on August 1, 1977. The Company is engaged in the business of development and sales of proprietary software, and sales and distribution of computers and accessories. The Company is also engaged in providing a wide range of technology consulting services, including network and systems integration, along with providing computer support and maintenance services. The Company currently markets its products and services to primarily school districts located in the Southeastern United States. The Company’s significant accounting policies are:

Cash and cash equivalents

The Company considers all liquid investments purchased with original maturities of three months or less to be cash equivalents. At certain times balances may exceed the Federal Deposit Insurance Corporation’s (FDIC) insurance limits.

Accounts receivable

Accounts receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and equipment

Property and equipment, including improvements to existing assets, is recorded at cost. Expenditures for repairs and maintenance, which do not result in improvements are charged to expense. Depreciation is recorded over the estimated useful lives of the respective assets using accelerated methods.

Revenue recognition

Revenue generated from products shipped is recognized when the risk and rights of ownership have passed to the customer.

Revenues generated from service and support activities are recognized as the services are performed. Revenue generated from support service block contracts and maintenance contracts, generally collected in advance, are deferred and recognized as income when services are performed or on a straight line basis over the contractual life of the maintenance agreement. Deferred amounts are reported in deferred revenue.

The company recognizes revenue in accordance with AICPA Statement of Position (SOP) 97-2 “Software Revenue Recognition,” as amended and modified by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” The Company recognizes license revenues when a non-cancelable license agreement has been signed, the product has been shipped or the access codes that allow for immediate possession of the software have been provided to the customer (collectively “delivered”), the fees are fixed or determinable, collectibility is probable and vendor-specific objective evidence (VSOE) of fair value exists to allocate the fee to the undelivered elements of the arrangement. VSOE is based on the price charged when an element is sold separately. In the case of an element not yet sold separately, the price, which does not change before the element is made generally available, is established by authorized management. If an acceptance period is required, the Company recognizes revenue upon customer acceptance or the expiration of the acceptance period after all other revenue recognition criteria under SOP 97-2 have been met. The Company’s standard agreements do not contain product return rights.

(Continued)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES (Continued)

Income taxes

The Company, with the consent of its stockholder, has elected to be taxed as an S Corporation for Federal and state income tax purposes. Under this election, the Company’s income, deductions and credits are reported by its stockholder on his income tax return. Accordingly, no provision for income taxes is recorded by the Company.

Advertising

Advertising costs are expensed as incurred. Such costs amounted to $795 and $8,043 in the first nine months of 2006 and 2005, respectively.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – SUBSEQUENT EVENT

On September 14, 2006, the Company signed a letter of intent to sell its business operations to Computer Software Innovations, Inc. (“CSI”). On November 27, 2006, an asset purchase agreement was signed. The transaction was consummated on January 2, 2007, with an effective date of January 1, 2007. Pursuant to the terms of the agreement, the Company sold to CSI its assets, including its proprietary software and other intellectual property, work in process, and the land and buildings housing its operations. CSI assumed no liabilities of the Company, other than certain leases and obligations of the Company under ongoing customer contracts. The purchase price is approximately $4,000,000, paid in cash at closing, except for approximately $500,000 payable under a 5 year note secured by the real estate acquired.